UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2015

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	49-1804048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04              Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On July 31, 2015, Janus Capital Group Inc. (the “Company”) issued the required notice under the governing indenture to redeem all outstanding $344.5 million aggregate principal amount of its 6.700% Notes due June 15, 2017 (the “2017 Notes”). The 2017 Notes will be redeemed on August 30, 2015 (the “Redemption Date”). The redemption price for the 2017 Notes will be the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points, in addition to accrued and unpaid interest thereon to the Redemption Date. As a result of this announcement, the Company expects to take an estimated net of tax charge of $22.3 million from the early extinguishment of the 2017 Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2015	Janus Capital Group Inc.

	By:	/s/ David W. Grawemeyer
David W. Grawemeyer
Executive Vice President and
General Counsel